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                                                                 Rule 424(b)(3)
                                                             File No. 333-18009
                                                      Republic Industries, Inc.



                     SUPPLEMENT NO. 8 DATED AUGUST 5, 1997
                     TO PROSPECTUS DATED DECEMBER 18, 1996



        In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:



                                                                     SHARES BENEFICIALLY OWNED         SHARES TO BE OFFERED FOR THE
SELLING STOCKHOLDER                                                    PRIOR TO THE OFFERING           SELLING STOCKHOLDER'S ACCOUNT
-------------------                                                  -------------------------         -----------------------------
William E. Meyer Revocable Trust UAD 11/21/89.....................             2,672                               2,672
Edward Meyer and Dolores Jeanette Meyer Charitable
  Remainder Trust.................................................            21,400                              30,797
